EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR Q4 AND FULL YEAR 2024
Dallas, TX – February 13, 2025 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the fourth quarter and year ended December 31, 2024.

Key Highlights:

•Q4 GAAP EPS of $1.58; Core EPS of $2.32 and 2024 GAAP EPS of $3.14; Core EPS of $5.10
•Revenue up 16% for Q4 and 12% for 2024; net revenue up 18% for Q4 and 14% for 2024
•Resilient Business (1) net revenue increased 16% for Q4 and 14% for 2024
•$1.7 billion net cash flow from operations and $1.5 billion free cash flow for all of 2024
•Repurchased more than $800 million worth of shares since the end of third-quarter 2024
•Expect to achieve 2025 Core EPS of $5.80 to $6.10 - reflecting mid-teens growth at the midpoint

“The fourth quarter was CBRE’s best quarter ever for core earnings and free cash flow with broad strength across our business,” said Bob Sulentic, CBRE’s chair and chief executive officer. “We also made significant progress in executing our strategy, positioning CBRE to continue delivering double-digit earnings growth on an enduring basis.”
“Our confidence in CBRE’s future has never been higher, as evidenced by the more than $800 million worth of shares we repurchased since the end of the third quarter,” Mr. Sulentic added. “Despite the strong appreciation of our shares over the past year, we believe the market is undervaluing our business relative to both its growth profile and dramatically enhanced resiliency.”
Among the company’s notable strategic gains are integrating CBRE’s project management capabilities into Turner & Townsend, its subsidiary, and acquiring full ownership of Industrious, a provider of premium flexible workplace solutions. As a result of these moves, the company will establish new business segments this year: Building Operations & Experience, comprised of enterprise and local facilities management and property management, which will include flexible workplace solutions, and Project Management, consisting of the combined Turner & Townsend/CBRE project management business. Historical non-GAAP financial information for the new segments is presented at the end of this press release. The company will provide historical quarterly financial information by lines of business based on the new segments prior to releasing Q1 2025 financial results.
Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change				% Change
	Q4 2024	Q4 2023	USD	LC (2)	FY 2024	FY 2023	USD	LC (2)
Operating Results
Revenue	$10,404	$8,950	16.2%	15.5%	$35,767	$31,949	12.0%	12.0%
Net revenue (3)	6,134	5,187	18.3%	17.4%	20,868	18,276	14.2%	14.2%
GAAP net income	487	477	2.1%	2.1%	968	986	(1.8)%	(0.2)%
GAAP EPS	1.58	1.55	1.9%	1.9%	3.14	3.15	(0.3)%	1.3%
Core adjusted net income (4)	712	426	67.1%	67.1%	1,571	1,199	31.0%	32.3%
Core EBITDA (5)	1,086	737	47.4%	45.6%	2,704	2,209	22.4%	22.4%
Core EPS (4)	2.32	1.38	68.1%	68.1%	5.10	3.84	32.8%	34.1%

Cash Flow Results
Cash flow provided by operations	$1,340	$853	57.1%		$1,708	$480	NM
Add: Gain on disposition of real estate	130	10	NM		142	27	NM
Less: Capital expenditures	93	94	(1.1)%		307	305	0.7%
Free cash flow (6)	$1,377	$769	79.1%		$1,543	$202	NM
Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q4 2024	Q4 2023	USD		LC
Revenue	$3,088	$2,591	19.2%		18.8%
Net revenue	3,061	2,567	19.2%		18.8%
Segment operating profit (7)	674	502	34.3%		34.3%
Segment operating profit on revenue margin (8)	21.8%	19.4%	2.4	pts	2.6	pts
Segment operating profit on net revenue margin (8)	22.0%	19.5%	2.5	pts	2.6	pts

Note: all percent changes cited are vs. fourth-quarter 2023, except where noted.

CBRE Press Release
February 13, 2025

Leasing
•Global leasing revenue increased 15% (same local currency), in line with expectations.
•The Americas was strong, with leasing revenue up 15% (same local currency), driven by an 18% increase in the United States.
•Growth was especially strong in Asia-Pacific (APAC), where leasing revenue surged 22% (21% local currency).
•Europe, the Middle East and Africa (EMEA) leasing revenue rose 9% (6% local currency).
•Office leasing revenue growth was strong in every global region, paced by a 28% gain in the United States. Occupiers are increasingly comfortable making long-term decisions given improved return-to-office momentum and a healthy economic outlook. While major gateway markets showed continued strength, other large markets like Dallas, Atlanta and Seattle grew even faster, and certain smaller Midwest markets picked up considerably.

Capital Markets
•Growth was very strong for both property sales and loan origination activity around the world.
•Global property sales revenue growth accelerated to 35% (34% local currency), above expectations.
•In the Americas, property sales revenue jumped 30% (31% local currency). The United States led the way with 37% growth, with strength across all major asset classes.
•Property sales revenue also increased strongly in both EMEA, up 53% (51% local currency), and APAC, up 29% (27% local currency).
•Mortgage origination revenue rose 37% (same local currency). Growth was fueled by a 76% increase in loan origination fees, partly offset by lower escrow income. This reflected a strong pickup in loan origination volume across financing sources, most notably from Government-Sponsored Enterprises and banks.

Other Advisory Business Lines
•Property management net revenue rose 16% (same local currency), driven by the United States, reflecting the addition of the Brookfield office portfolio.
•Loan servicing revenue increased 6% (5% local currency). The servicing portfolio ended 2024 at approximately $433 billion, up 5% for the year.
•Valuations revenue increased 7% (6% local currency), led by the United States.
Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q4 2024	Q4 2023	USD		LC
Revenue	$7,042	$6,103	15.4%		14.6%
Net revenue	2,799	2,363	18.5%		17.4%
Segment operating profit	393	292	34.6%		33.2%
Segment operating profit on revenue margin	5.6%	4.8%	0.8	pts	0.8	pts
Segment operating profit on net revenue margin	14.0%	12.4%	1.6	pts	1.6	pts

Note: all percent changes cited are vs. fourth-quarter 2023, except where noted.

CBRE Press Release
February 13, 2025

•Facilities management net revenue increased 24% (23% local currency), with strength across the enterprise and local businesses. Growth has been particularly strong in the technology, industrial, data center and healthcare sectors.
•Project management net revenue rose 9% (7% local currency). Turner & Townsend’s revenue rose 20% (17% local currency) with particular strength in North America and the UK, led by growth in Real Estate and Infrastructure.
•Margin on net revenue improved 160 basis points from fourth-quarter 2023 and 30 basis points for all of 2024, reflecting cost efforts and a focus on contract profitability.
Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q4 2024	Q4 2023	USD	LC
Revenue	$275	$262	5.0%	3.1%
Segment operating profit	150	68	120.6%	120.6%

Note: all percent changes cited are vs. fourth-quarter 2023, except where noted.

Real Estate Development
•Global development operating profit (9) climbed to $123 million from $27 million in last year’s fourth quarter. The company monetized significant assets prior to year-end, most prominently several data center development sites.
•The in-process portfolio ended 2024 at $18.8 billion, up $3.0 billion for the year. The pipeline increased $0.4 billion during 2024 to end the year at $13.7 billion.

Investment Management
•Revenue edged up 1% (down 1% local currency).
•As expected, investment management operating profit (9) was down for the quarter, totaling approximately $27 million. The decline was partly driven by a ramp up of costs in anticipation of increased capital raising.
•Assets Under Management (AUM) totaled $146.2 billion, a decrease of $1.3 billion for the year, mostly attributable to adverse foreign currency movement. Absent currency effects, AUM was up more than $2 billion for the year.
Core Corporate Segment
•Core corporate operating loss increased by approximately $7 million versus prior-year fourth quarter, driven by higher incentive compensation, reflecting improved business performance.
Capital Allocation Overview
•Free Cash Flow – During the fourth quarter, free cash flow improved significantly to $1.4 billion. This reflected cash provided by operating activities of $1.5 billion (including the gain on sale of real estate assets), adjusted for total capital expenditures of $93 million. For all of 2024, free cash

CBRE Press Release
February 13, 2025

flow totaled more than $1.5 billion and free cash flow conversion improved to almost 100%, exceeding the target range of 75% to 85%.
•Stock Repurchase Program – The company has repurchased approximately 6.05 million shares for $806 million ($133.32 average price per share) since the end of third-quarter 2024. There was more than $5.5 billion remaining under the company’s authorized stock repurchase program as of February 11, 2025.
•Acquisitions and Investments – The company did not make any material acquisitions during the fourth quarter.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt (10) to trailing twelve-month core EBITDA) was 0.93x as of December 31, 2024, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
December 31, 2024
Total debt	$3,635
Less: Cash (11)	1,114
Net debt (10)	$2,521

Divided by: Trailing twelve-month Core EBITDA	$2,704

Net leverage ratio	0.93x

•Liquidity – As of December 31, 2024, the company had approximately $4.4 billion of total liquidity, consisting of $1.1 billion in cash, plus the ability to borrow an aggregate of approximately $3.3 billion under its revolving credit facilities and commercial paper program, net of any outstanding letters of credit.
Conference Call Details
The company’s fourth quarter earnings webcast and conference call will be held today, Thursday, February 13, 2025 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link, or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on February 13, 2025. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13750845#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.

CBRE Press Release
February 13, 2025

About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2024 revenue). The company has more than 140,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings

CBRE Press Release
February 13, 2025

downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations and sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, our quarterly report on Form 10-Q for the quarterly period ended September 30, 2024, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.
Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Resilient businesses include the facilities management, project management, loan servicing, valuation, property management, and recurring investment management fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, provision associated with Telford’s fire safety remediation efforts, costs associated with efficiency and cost-reduction initiatives, and a one-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, costs associated with efficiency and cost-reduction initiatives, and a one-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired. It also removes the fair value changes, on a pre-tax

CBRE Press Release
February 13, 2025

basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows). We have adjusted the definition of free cash flow to include the gain on sale of real estate assets to reflect the net impact on the company’s cash flows related to real estate investment and development activities.
(7)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, costs associated with efficiency and cost-reduction initiatives, and a one-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired.
(8)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(9)Represents line of business profitability/losses, as adjusted.
(10)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(11)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
February 13, 2025

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(in millions, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Net revenue	$6,134	$5,187	$20,868	$18,276
Pass-through costs also recognized as revenue	4,270	3,763	14,899	13,673
Total revenue	10,404	8,950	35,767	31,949

Costs and expenses:
Cost of revenue	8,290	7,093	28,811	25,675
Operating, administrative and other	1,473	1,207	5,011	4,562
Depreciation and amortization	177	156	674	622
Total costs and expenses	9,940	8,456	34,496	30,859

Gain on disposition of real estate	130	10	142	27

Operating income	594	504	1,413	1,117

Equity income (loss) from unconsolidated subsidiaries	58	128	(19)	248
Other income	14	39	39	61
Interest expense, net of interest income	53	40	215	149
Income before provision for income taxes	613	631	1,218	1,277
Provision for income taxes	112	136	182	250
Net income	501	495	1,036	1,027
Less: Net income attributable to non-controlling interests	14	18	68	41
Net income attributable to CBRE Group, Inc.	$487	$477	$968	$986

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.60	$1.56	$3.16	$3.20
Weighted average shares outstanding for basic income per share	304,638,633	304,728,400	305,859,458	308,430,080

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.58	$1.55	$3.14	$3.15
Weighted average shares outstanding for diluted income per share	307,299,709	308,526,651	308,033,612	312,550,942

Core EBITDA	$1,086	$737	$2,704	$2,209

CBRE Press Release
February 13, 2025

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended December 31, 2024

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$3,061	$2,799	$275	$(1)	$6,134	$—	$6,134
Pass-through costs also recognized as revenue	27	4,243	—	—	4,270	—	4,270
Total revenue	3,088	7,042	275	(1)	10,404	—	10,404

Costs and expenses:
Cost of revenue	1,872	6,333	63	22	8,290	—	8,290
Operating, administrative and other	570	347	276	280	1,473	—	1,473
Depreciation and amortization	70	90	3	14	177	—	177
Total costs and expenses	2,512	6,770	342	316	9,940	—	9,940

Gain on disposition of real estate	—	—	130	—	130	—	130

Operating income (loss)	576	272	63	(317)	594	—	594

Equity income (loss) from unconsolidated subsidiaries	—	1	88	—	89	(31)	58
Other income	2	1	—	5	8	6	14
Add-back: Depreciation and amortization	70	90	3	14	177	—	177
Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(4)	—	(4)	—	(4)
Integration and other costs related to acquisitions	—	4	—	59	63	—	63
Costs associated with efficiency and cost-reduction initiatives	26	25	—	71	122	—	122
Charges related to indirect tax audits and settlements	—	—	—	37	37	—	37

Total segment operating profit (loss)	$674	$393	$150	$(131)		$(25)	$1,061

Core EBITDA					$1,086
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
February 13, 2025

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2023
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended December 31, 2023

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,567	$2,363	$262	$(6)	$5,187	$—	$5,187
Pass-through costs also recognized as revenue	23	3,740	—	—	3,763	—	3,763
Total revenue	2,591	6,103	262	(6)	8,950	—	8,950

Costs and expenses:
Cost of revenue	1,533	5,503	53	4	7,093	—	7,093
Operating, administrative and other	560	310	202	135	1,207	—	1,207
Depreciation and amortization	73	65	3	15	156	—	156
Total costs and expenses	2,166	5,878	258	154	8,456	—	8,456

Gain on disposition of real estate	—	—	10	—	10	—	10

Operating income (loss)	425	225	14	(160)	504	—	504

Equity income from unconsolidated subsidiaries	1	—	56	—	57	71	128
Other income	31	—	—	3	34	5	39
Add-back: Depreciation and amortization	73	65	3	15	156	—	156
Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(5)	—	(5)	—	(5)
Integration and other costs related to acquisitions	—	2	—	—	2	—	2
Costs incurred related to legal entity restructuring	—	—	—	9	9	—	9
Costs associated with efficiency and cost-reduction initiatives	5	—	—	9	14	—	14
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(34)	—	—	—	(34)	—	(34)
Total segment operating profit (loss)	$502	$292	$68	$(124)		$76	$813

Core EBITDA					$737

_____________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
February 13, 2025

CBRE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,114	$1,265
Restricted cash	107	106
Receivables, net	7,005	6,370
Warehouse receivables (1)	561	675
Contract assets	400	443
Prepaid expenses	332	333
Income taxes receivable	130	159
Other current assets	321	315
Total Current Assets	9,970	9,666
Property and equipment, net	914	907
Goodwill	5,621	5,129
Other intangible assets, net	2,298	2,081
Operating lease assets	1,198	1,030
Investments in unconsolidated subsidiaries	1,295	1,374
Non-current contract assets	89	75
Real estate under development	505	300
Non-current income taxes receivable	75	78
Deferred tax assets, net	538	361
Other assets, net	1,880	1,547
Total Assets	$24,383	$22,548
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,102	$3,562
Compensation and employee benefits payable	1,419	1,459
Accrued bonus and profit sharing	1,695	1,556
Operating lease liabilities	200	242
Contract liabilities	375	298
Income taxes payable	209	217
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	552	666
Revolving credit facility	132	—
Other short-term borrowings	222	16
Current maturities of long-term debt	36	9
Other current liabilities	345	218
Total Current Liabilities	9,287	8,243
Long-term debt, net of current maturities	3,245	2,804
Non-current operating lease liabilities	1,307	1,089
Non-current income taxes payable	—	30
Non-current tax liabilities	160	157
Deferred tax liabilities, net	247	255
Other liabilities	945	903
Total Liabilities	15,191	13,481
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,567	9,188
Accumulated other comprehensive loss	(1,159)	(924)
Total CBRE Group, Inc. Stockholders’ Equity	8,411	8,267
Non-controlling interests	781	800
Total Equity	9,192	9,067
Total Liabilities and Equity	$24,383	$22,548
________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
February 13, 2025

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,036	$1,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	674	622
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(162)	(102)
Gain on disposition of real estate assets	(142)	(27)
Net compensation expense for equity awards	146	96
Equity loss (income) from unconsolidated subsidiaries	19	(248)
Other non-cash adjustments to net income	8	(18)
Distribution of earnings from unconsolidated subsidiaries	132	256
Proceeds from sale of mortgage loans	12,817	9,714
Origination of mortgage loans	(12,668)	(9,905)
(Decrease) increase in warehouse lines of credit	(114)	218
Purchase of equity securities	(51)	(15)
Proceeds from sale of equity securities	76	14
(Increase) decrease in real estate under development	(6)	81
Increase in receivables, prepaid expenses and other assets (including contract and lease assets)	(572)	(860)
Increase in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	538	22
Increase (decrease) in compensation and employee benefits payable and accrued bonus and profit sharing	206	(173)
Increase in net income taxes receivable/payable	(8)	(97)
Other operating activities, net	(221)	(125)
Net cash provided by operating activities	1,708	480
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(307)	(305)
Acquisition of businesses, including net assets acquired, intangibles and goodwill, net of cash acquired	(1,067)	(203)
Contributions to unconsolidated subsidiaries	(136)	(127)
Distributions from unconsolidated subsidiaries	91	54
Acquisition and development of real estate assets	(389)	(171)
Proceeds from disposition of real estate assets	235	77
Other investing activities, net	59	(6)
Net cash used in investing activities	(1,514)	(681)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	4,173	4,006
Repayment of revolving credit facility	(4,041)	(4,184)
Proceeds from commercial paper	175	—
Proceeds from senior term loans	—	748
Repayment of senior term loans	(9)	(437)
Proceeds from issuance of senior notes	495	975
Repurchase of common stock	(627)	(665)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(281)	(145)
Units repurchased for payment of taxes on equity awards	(105)	(72)
Other financing activities, net	(1)	(72)
Net cash (used in) provided by financing activities	(221)	154
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(123)	13
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(150)	(34)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF YEAR	1,371	1,405
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF YEAR	$1,221	$1,371
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$396	$191
Income tax payments, net	$467	$467
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$19	$54

CBRE Press Release
February 13, 2025

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
February 13, 2025

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and certain other investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income attributable to CBRE Group, Inc.	$487	$477	$968	$986

Adjustments:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	54	38	199	167
Interest expense related to indirect tax audits and settlements	5	—	16	—
Impact of adjustments on non-controlling interest	(6)	(6)	(18)	(33)
Net fair value adjustments on strategic non-core investments	25	(76)	117	(32)
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(4)	(5)	8	(7)
Integration and other costs related to acquisitions	63	2	93	62
Costs incurred related to legal entity restructuring	—	9	2	13
Costs associated with efficiency and cost-reduction initiatives	122	14	259	159
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	—	9	—
Provision associated with Telford’s fire safety remediation efforts	—	—	33	—
Charges related to indirect tax audits and settlements	37	—	76	—
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	—	(34)	—	(34)
Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core investments	(71)	7	(191)	(82)
Core net income attributable to CBRE Group, Inc., as adjusted	$712	$426	$1,571	$1,199

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$2.32	$1.38	$5.10	$3.84

Weighted average shares outstanding for diluted income per share	307,299,709	308,526,651	308,033,612	312,550,942

CBRE Press Release
February 13, 2025

Core EBITDA is calculated as follows (in millions, totals may not add due to rounding):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income attributable to CBRE Group, Inc.	$487	$477	$968	$986
Net income attributable to non-controlling interests	14	18	68	41
Net income	501	495	1,036	1,027

Adjustments:
Depreciation and amortization	177	156	674	622
Interest expense, net of interest income	53	40	215	149
Provision for income taxes	112	136	182	250
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(4)	(5)	8	(7)
Integration and other costs related to acquisitions	63	2	93	62
Costs incurred related to legal entity restructuring	—	9	2	13
Costs associated with efficiency and cost-reduction initiatives	122	14	259	159
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	—	9	—
Provision associated with Telford’s fire safety remediation efforts	—	—	33	—
Charges related to indirect tax audits and settlements	37	—	76	—
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	—	(34)	—	(34)
Net fair value adjustments on strategic non-core investments	25	(76)	117	(32)
Core EBITDA	$1,086	$737	$2,704	$2,209

Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Consolidated
Revenue	$10,404	$8,950	$35,767	$31,949
Less: Pass-through costs also recognized as revenue	4,270	3,763	14,899	13,673
Net revenue	$6,134	$5,187	$20,868	$18,276

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Property Management Revenue
Revenue	$603	$519	$2,222	$1,928
Less: Pass-through costs also recognized as revenue	27	23	99	88
Net revenue	$576	$496	$2,123	$1,840

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GWS Revenue
Revenue	$7,042	$6,103	$25,140	$22,515
Less: Pass-through costs also recognized as revenue	4,243	3,740	14,800	13,585
Net revenue	$2,799	$2,363	$10,340	$8,930

CBRE Press Release
February 13, 2025

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Facilities Management Revenue
Revenue	$4,664	$3,995	$17,227	$15,205
Less: Pass-through costs also recognized as revenue	2,786	2,479	10,320	9,399
Net revenue	$1,878	$1,516	$6,907	$5,806

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Project Management Revenue
Revenue	$2,378	$2,108	$7,913	$7,310
Less: Pass-through costs also recognized as revenue	1,457	1,261	4,480	4,186
Net revenue	$921	$847	$3,433	$3,124

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenue from Resilient Business lines
Revenue	$8,089	$7,046	$28,981	$26,015
Less: Pass-through costs also recognized as revenue	4,270	3,763	14,899	13,673
Net revenue	$3,819	$3,283	$14,082	$12,342
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended December 31,
Real Estate Investments	2024	2023
Investment management operating profit	$27	$42
Global real estate development operating profit	123	27
Segment overhead (and related adjustments)	—	(1)
Real estate investments segment operating profit	$150	$68

CBRE Press Release
February 13, 2025

Supplemental Non-GAAP Segment Financial Information
In early January 2025, we combined our project management business with our Turner & Townsend subsidiary and will publicly report financial results for a fourth business segment, Project Management, beginning in the first quarter of 2025. In early January 2025, we also acquired the remaining equity interest in Industrious, a provider of premium flexible workplace solutions, and will establish a new business segment, Building Operations & Experience, in 2025, comprised of enterprise and local facilities management and property management, which will include flexible workplace solutions. Our four business segments beginning in 2025 will be (1) Advisory Services; (2) Building Operations & Experience; (3) Project Management; and (4) Real Estate Investments.
The following tables have been presented as Supplemental Non-GAAP financial information to provide investors with a view of historical results based on the new reportable segment structure. These results are not considered to be prepared in accordance with GAAP, as our CEO continued to manage our business based on our historical segments through December 31, 2024. Management believes that this financial information is meaningful to investors as it reflects performance trends over time of the new four reportable segments. Beginning in the first quarter of 2025, comparative segment disclosures will be recast to reflect the new presentation. Accordingly, in addition to presenting our results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables below present results for years ended December 2024, 2023 and 2022 with the new reportable segments. The company will provide historical quarterly financial information by lines of business based on the new segments prior to releasing Q1 2025 financial results.
CBRE GROUP, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, totals may not add due to rounding)
(Unaudited)
The following tables highlight Non-GAAP Financial Information based on the new segments (dollars in millions; totals may not add due to rounding):

Year Ended December 31, 2024	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate, other and eliminations (1)	Consolidated
Net revenue	$7,668	$9,040	$3,139	$1,038	$(17)	$20,868
Pass-through costs also recognized as revenue	61	11,168	3,670	—	—	14,899
Total revenue	7,729	20,208	6,809	1,038	(17)	35,767
Segment operating profit (loss)	1,501	894	500	261	(569)	2,587
Segment operating profit on net revenue margin	19.6%	9.9%	15.9%	25.1%
Net fair value adjustments on strategic non-core investments					117	117
Core EBITDA						$2,704

CBRE Press Release
February 13, 2025

Year Ended December 31, 2023	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate, other and eliminations (1)	Consolidated
Net revenue	$6,856	$7,630	$2,855	$952	$(17)	$18,276
Pass-through costs also recognized as revenue	51	10,177	3,445	—	—	13,673
Total revenue	6,907	17,807	6,300	952	(17)	31,949
Segment operating profit (loss)	1,226	715	429	239	(368)	2,241
Segment operating profit on net revenue margin	17.9%	9.4%	15.0%	25.1%
Net fair value adjustments on strategic non-core investments					(32)	(32)
Core EBITDA						$2,209

Year Ended December 31, 2022	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate, other and eliminations (1)	Consolidated
Net revenue	$8,382	$6,867	$2,434	$1,110	$(16)	$18,777
Pass-through costs also recognized as revenue	124	10,625	1,302	—	—	12,051
Total revenue	8,506	17,492	3,736	1,110	(16)	30,828
Segment operating profit (loss)	1,760	688	361	518	(578)	2,749
Segment operating profit on net revenue margin	21.0%	10.0%	14.8%	46.7%
Net fair value adjustments on strategic non-core investments					175	175
Core EBITDA						$2,924
_______________
(1)Includes elimination of inter-segment revenue.
Reconciliation of total reportable segment operating profit and Core EBITDA to net income is as follows (dollars in millions):

	Year Ended December 31,
	2024	2023	2022
Net income attributable to CBRE Group, Inc.	$968	$986	$1,407
Net income attributable to non-controlling interests	68	41	17
Net income	1,036	1,027	1,424
Adjustments to increase (decrease) net income:
Depreciation and amortization	674	622	613
Asset impairments	—	—	59
Interest expense, net of interest income	215	149	69
Write-off of financing costs on extinguished debt	—	—	2
Provision for income taxes	182	250	234
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	8	(7)	(4)
Integration and other costs related to acquisitions	93	62	40
Costs incurred related to legal entity restructuring	2	13	13
Costs associated with efficiency and cost-reduction initiatives	259	159	118
Impact of fair value non-cash adjustments related to unconsolidated equity investments	9	—	—
Provision associated with Telford’s fire safety remediation efforts	33	—	186
Charges related to indirect tax audits and settlements	76	—	—
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	—	(34)	—
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	—	—	(5)
Total segment operating profit	$2,587	$2,241	$2,749
Net fair value adjustments on strategic non-core investments	117	(32)	175
Core EBITDA	$2,704	$2,209	$2,924